UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of

                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 4, 2003


                               CALPINE CORPORATION

                            (A Delaware Corporation)

                        Commission File Number: 001-12079

                  I.R.S. Employer Identification No. 77-0212977


                           50 West San Fernando Street

                           San Jose, California 95113

                            Telephone: (408) 995-5115


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ITEM 5.  OTHER EVENTS

NEWS RELEASE                                            CONTACTS: (408) 995-5115
                                     Media Relations: Bill Highlander, Ext. 1244
                                     Investor Relations: Rick Barraza, Ext. 1125


        CALPINE COMPLETES SALE OF PG&E NOTE RECEIVABLE FOR $133.4 MILLION

     (SAN JOSE, CALIF.) Dec. 4, 2003 /PR NEWSWIRE - First Call/ Calpine Corporation [NYSE:CPN] today announced that it has sold to a group of institutional investors its right to receive payments under a note receivable from Pacific Gas and Electric Company (PG&E) for approximately $133.4 million in cash.

     "The sale of the PG&E note receivable represents the successful completion of another liquidity-enhancing event," noted Bob Kelly, Calpine's chief financial officer. "To date we have completed liquidity transactions totaling over $2.3 billion. Our last major liquidity event, the $250 million construction financing for our Rocky Mountain project, should be completed in the next 30 days, bringing the total liquidity raised in 2003 to nearly $2.6 billion."

     Proceeds from the sale will be used for general corporate purposes, including the repurchase of outstanding public indebtedness in open-market transactions, and as otherwise permitted by the company's indentures.

     The PG&E note receivable stems from a 1999 restructuring of a long-term power purchase agreement with PG&E for electricity delivered from the company's Gilroy Power Plant. Calpine will continue to own and operate the Gilroy Power Plant, a 112-megawatt combined-cycle natural gas-fired facility, which supplies power to the northern California power market and steam to an adjacent food processing facility.

     Calpine is a fully integrated power company that owns and operates electricity generating facilities and natural gas reserves. The company generates power at plants it owns or leases in 21 states in the United States, three provinces in Canada and in the United Kingdom. Calpine also owns nearly 900 billion cubic feet equivalent of natural gas reserves, Calpine focuses its marketing and sales activities on securing power contracts with load-serving entities. The company has in-depth expertise in every aspect of power generation from development through design, engineering and construction management, into operations, fuel supply and power marketing. Founded in 1984, Calpine is publicly traded on the New York Stock Exchange under the symbol CPN. For more information about Calpine, visit www.calpine.com.

     This news release discusses certain matters that may be considered "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the intent, belief or current expectations of Calpine Corporation ("the Company") and its management. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties that could materially affect actual results such as, but not limited to, (i) the timing and extent of deregulation of energy markets and the rules and regulations adopted on a transitional basis with respect thereto; (ii) the timing and extent of changes in commodity prices for energy, particularly natural gas and electricity; and (iii) other risks identified from time-to-time in our reports and registration statements filed with the SEC, including the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2002 updated on Form 8-K on October 23, 2003, and its quarterly report on Form 10-Q for the quarter ended September 30, 2003, which can be found on the Company's website at www.calpine.com. All information set forth in this news release is as of today's date, and the Company undertakes no duty to update this information.





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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               CALPINE CORPORATION


                          By: /s/ Charles B. Clark, Jr.
                              -------------------------
                              Charles B. Clark, Jr.
                      Senior Vice President and Controller
                            Chief Accounting Officer

Date:  December 5, 2003